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                                                                    Exhibit 23.4

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 Amendment No. 1 No. 333-77048) of Respironics, Inc. and Subsidiaries for the registration of 3,032,860 shares of its common stock and to the incorporation by reference therein of our report dated July 24, 2001, with respect to the consolidated financial statements and schedule of Respironics, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 1, 2002